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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                OFFICEMAX, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      N/A
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                                [OfficeMax Logo]

                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 23, 2000

                      ------------------------------------

To Our Shareholders:

     Notice is hereby given that the 2000 Annual Meeting of Shareholders of OfficeMax, Inc., an Ohio corporation, will be held at our new PowerMax distribution facility, Humboldt Industrial Parkway, 69 Green Mountain Road, Hazleton, Pennsylvania 18201, on Friday, June 23, 2000, at 9:00 a.m., local time. At the meeting, shareholders will act on the following matters:

     (1) The election of four directors, and

     (2) Any other matter that properly comes before the meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on May 23, 2000, are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

                                            By Order of the Board of Directors,

                                            /s/ Ross H. Pollock
                                            Ross H. Pollock
                                            Secretary

May 25, 2000
Shaker Heights, Ohio

     YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. YOU CAN VOTE OVER THE INTERNET, BY TELEPHONE OR BY USING A TRADITIONAL PROXY CARD. Detailed voting instructions appear on the next page.

     Holders whose shares are held in "street name" who plan to attend the meeting will be required to produce a copy of a brokerage statement reflecting share ownership as of the record date.

                                                               [OfficeMax Logo]

OfficeMax, Inc.
3605 Warrensville Center Road
Shaker Heights, Ohio 44122

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

TIME............................................  9:00 a.m. on Friday, June 23, 2000

PLACE...........................................  PowerMax Distribution Facility
                                                  Humboldt Industrial Parkway
                                                  69 Green Mountain Road
                                                  Hazleton, Pennsylvania 18201

ITEMS OF BUSINESS...............................  (1) Election of four directors; and

                                                  (2) Any other matter that properly comes before the
                                                  meeting or any adjournment or postponement.

RECORD DATE.....................................  You are entitled to vote if you were a shareholder of record at the close of business on May 23, 2000.

ANNUAL REPORT...................................  Our 1999 Annual Report to Shareholders for the
                                                  fiscal year ended January 22, 2000, which is not a
                                                  part of the proxy soliciting material, is enclosed.

PROXY VOTING....................................  Shareholders of record can vote by one of the following methods:

                                                  - VISIT THE WEB SITE AT
                                                    HTTP://WWW.EPROXYVOTE.COM/OMX to vote over the
                                                    Internet anytime up to 12:00 midnight New York
                                                    time on June 22, 2000;

                                                  OR

                                                  - CALL 1-877-779-8683 from the U.S. and Canada
                                                    (this call is free) or 001-1-201-536-8073 from all
                                                    other countries to vote by telephone anytime up
                                                    to 12:00 midnight New York time on June 22, 2000;

                                                  OR

                                                  - MARK, SIGN, DATE AND RETURN the enclosed proxy
                                                    card in the envelope provided.

You may revote your proxy in the manner described in the accompanying proxy statement at any time up to the time your proxy is voted on the date of the meeting.

May 25, 2000
--------------------------------------------------------------------------------

                        SAVE OUR COMPANY TIME AND MONEY

     Please take advantage of two new cost-effective and convenient ways to vote your shares --

           - over the Internet

           - by telephone

                       PLEASE VOTE YOUR SHARES PROMPTLY.
--------------------------------------------------------------------------------
                                                                [OfficeMax Logo]

                                 OfficeMax Logo

                         3605 Warrensville Center Road
                           Shaker Heights, Ohio 44122

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 23, 2000

                            ------------------------

     We are furnishing this proxy statement in connection with the solicitation of proxies on behalf of our board of directors for use at the Annual Meeting of Shareholders to be held at our new PowerMax distribution facility, Humboldt Industrial Parkway, 69 Green Mountain Road, Hazleton, Pennsylvania 18201, on Friday,
June 23, 2000, at 9:00 a.m., local time. This statement and the accompanying proxy card, together with our Annual Report to Shareholders for the fiscal year ended January 22, 2000, are being mailed to shareholders on or about May 25, 2000.

                 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors. In addition, our management will report on our performance during fiscal 1999 and respond to questions from shareholders.

WHO IS ENTITLED TO VOTE?

     Only shareholders of record at the close of business on the record date, May 23, 2000, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding common share or Series A Voting Preference Share entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

     All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Registration will begin at 8:00 a.m. Only shareholders of record at the close of business on May 23, 2000, are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the voting power of all shares outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 112,743,744 common shares, 3,076,923 Series A Voting Preference Shares and 2,000,000 Series B Serial Preferred Shares were outstanding. Each common share and Series A Voting Preference Share is entitled to one vote at the meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO YOU VOTE?

     Shareholders of record can vote by one of the following methods:

     - VISIT THE WEB SITE AT HTTP://WWW.EPROXYVOTE.COM/OMX to vote over the Internet anytime up to 12:00 midnight New York time on June 22, 2000; or

     - CALL 1-877-779-8683 from the U.S. and Canada (this call is free) or 001-1-201-536-8073 from all other countries to vote by telephone anytime up to 12:00 midnight New York time on June 22, 2000; or

     - MARK, SIGN, DATE AND RETURN the enclosed proxy card in the envelope provided.

     If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person or you may vote in person. Holders whose shares are held in "street name" who wish to vote at the meeting must obtain a proxy from the institution that holds their shares.

CAN YOU CHANGE YOUR VOTE OR REVOKE YOUR PROXY AFTER YOU RETURN YOUR PROXY VOTE?

     Yes. Even after you have voted your proxy by the Internet or telephone, or have executed and returned your proxy card, you may change your vote at any time prior to its exercise by giving written notice to OfficeMax or in open meeting, by executing and forwarding a later-dated proxy card to OfficeMax, or by voting a later proxy by the Internet or telephone. Attendance at the meeting will not by itself revoke a previously granted proxy.

HOW DO YOU VOTE YOUR 401(k) AND EXECUTIVE SAVINGS DEFERRAL PLAN SHARES?

     If you participate in our 401(k) Savings Plan or Executive Savings Deferral Plan, you will receive a proxy card which will include the number of common shares equivalent to the value of the interest credited to your account. If you complete and properly sign the proxy card and return it by June 20, 2000 or vote by telephone or the Internet, the trustee of the plan will vote your shares in accordance with your proxy. If you do not return your proxy, or vote by telephone or the Internet, the share equivalents credited to your account will be voted by the trustee in the same proportion in which it votes share equivalents for which timely proxies were delivered.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     - Election of Directors. The four nominees that receive the most votes will be elected. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     - Other Items. For any other item that may properly come before the meeting, the vote required will be determined by applicable law, the New York Stock Exchange rules and our corporate governance documents. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of votes necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, or with your vote by the Internet or telephone, the persons named as proxies on the proxy card will vote in accordance with the recommendations of our board of directors. Our board's recommendation for each item is set forth together with the description of each item in this proxy statement. In summary, our board recommends a vote for election of the four nominated directors.

     With respect to any other matter that properly comes before the meeting, the proxies will vote as recommended by the board of directors or, if no recommendation is made, using their own discretion.

WHOM DO YOU CONTACT IF YOU HAVE ADDITIONAL QUESTIONS?

     If you have any questions prior to the annual meeting, please call the OfficeMax Investor Relations Department at (216) 471-6697 or contact us via email at: INVESTOR@OFFICEMAX.COM.

                        ITEM 1 -- ELECTION OF DIRECTORS

     Our board of directors currently consists of seven members, divided into one class of three members and one class of four members. At the meeting, common shares or Series A Voting Preference Shares represented by proxies delivered to us, unless otherwise specified, will be voted for the election of the four nominees hereinafter named, each to serve for a term of two years or until his or her successor is duly elected and qualified. If any nominee should not be available for election, the proxies will be voted for the election of such substitute nominee as the board may propose. Proxies may not be voted at the annual meeting for more than four persons.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL FOUR NOMINEES.

     Listed below is the name of each person nominated for election as a director of OfficeMax (each is currently a director of OfficeMax), each director's age, his or her principal occupation, membership on the board of directors of other public companies (which is shown parenthetically), the year in which he or she first became a director of OfficeMax and the year in which each director's term as a director will expire:

             NOMINEES STANDING FOR ELECTION FOR TERM EXPIRING 2002

     The directors standing for election are:

                                                                           DIRECTOR     TERM
        NAME           AGE            PRINCIPAL OCCUPATION (1)              SINCE      EXPIRES
        ----           ---            ------------------------             --------    -------
Burnett W. Donoho      60     Chairman and Chief Executive Officer of        1995       2000
                              Wellbridge (fka Club Sports
                              International), a privately held group of
                              upscale health clubs and spas; former
                              Vice Chairman, Chief Operating Officer of
                              Macy's East, a chain of 60 department
                              stores and a then division of R.H. Macy &
                              Co., Inc.; former Vice Chairman and Chief
                              Operating Officer of Montgomery Ward &
                              Co., Inc., a major retailer (GTECH
                              Corporation)
James F. McCann        48     President of 1-800-FLOWERS.com, Inc., a        1996       2000
                              national retail florist (Gateway, Inc.
                              and Petco Animal Supplies, Inc.)
Sydell L. Miller       62     Private investor and consultant; former        1994       2000
                              Chairman of the Board and Chief Executive
                              Officer of Matrix Essentials, Inc., a
                              subsidiary of Bristol-Myers Squibb
                              Company
Ivan J. Winfield       66     Retired Managing Partner of Coopers &          1998       2000
                              Lybrand; currently Associate Professor at
                              Baldwin-Wallace College, Cleveland, Ohio;
                              and Business Consultant (Boykin Lodging
                              Co., HMI Industries, Inc., and Rainbow
                              Rentals, Inc.)

                         DIRECTORS CONTINUING IN OFFICE

     The following directors were elected at our 1999 annual meeting for a term ending in 2001:

                                                                          DIRECTOR     TERM
       NAME          AGE             PRINCIPAL OCCUPATION (1)              SINCE      EXPIRES
       ----          ---             ------------------------             --------    -------
Raymond L. Bank      46     President and Chief Operating Officer of        1994       2001
                            Merchant Development Corporation, a
                            venture capital and buy-out firm focusing
                            on consumer retail, direct marketing and
                            service companies (Regency Realty, Inc.)
Michael Feuer        55     Chairman and Chief Executive Officer of         1988       2001
                            OfficeMax
Carl D. Glickman     73     President, The Glickman Organization,           1995       2001
                            private investing (The Bear Stearns
                            Companies, Inc., Alliance Tire & Rubber
                            Company Ltd., Jerusalem Economic
                            Corporation Ltd., and Lexington Corporate
                            Properties Trust)

---------------

(1) Each of the foregoing, except Ms. Miller and Messrs. Bank, Donoho and Winfield, either has had the positions shown or has had other executive positions with the same employer for more than five years. Ms. Miller has been a private investor and consultant since September 1995. Prior to September 1995, Ms. Miller served as Chairman of the Board and Chief Executive Officer of Matrix Essentials, Inc., a manufacturer of professional hair care, skin care and cosmetic products and a subsidiary of Bristol-Myers Squibb Company. Mr. Bank also served as a director of OfficeMax from May 1990 until the acquisition by Kmart Corporation of 92.7% of OfficeMax in November 1991. For approximately 11 months in 1997, Mr. Donoho served as Vice Chairman and Chief Operating Officer of Montgomery Ward & Co., Inc. Mr. Donoho was an independent retail consultant from January 1995 to February 1997. Mr. Donoho served as Vice Chairman, Chief Operating Officer of Macy's East, a chain of 60 department stores and a then division of R.H. Macy & Co., Inc. from July 1992 until December 1994. Mr. Winfield has held his current position since September 1995. From 1970 until October 1994, Mr. Winfield was a partner with the accounting firm of Coopers & Lybrand. Mr. Winfield served as a Managing Partner of Coopers & Lybrand from July 1978 to October 1994.

HOW OFTEN DID OUR BOARD MEET DURING FISCAL 1999?

     During the fiscal year ended January 22, 2000, our board of directors held five meetings. Each director attended at least 75% of the meetings of our board of directors and committees on which he or she served.

WHAT COMMITTEES HAS OUR BOARD ESTABLISHED?

     Audit Committee. Messrs. Bank (Chairman), Donoho, Glickman and Winfield are the current members of our board's Audit Committee, which is empowered to exercise all powers and authority of our board of directors with respect to our annual audit, accounting policies, financial reporting and internal controls. The Audit Committee met twice and consulted informally on other occasions during the last fiscal year.

     Compensation Committee. Messrs. Glickman (Chairman) and Bank and Ms. Miller are the current members of our board's Compensation Committee, which is empowered to exercise all powers and authority of our board with respect to compensation of our officers. The Compensation Committee met three times and consulted informally on other occasions during the last fiscal year.

     Our board of directors does not have a nominating committee.

HOW ARE DIRECTORS COMPENSATED?

     Directors who are not officers or employees of OfficeMax receive an annual retainer fee of $25,000 payable in restricted common shares of OfficeMax, and a fee of $1,000 for each quarterly meeting of the board attended, and a fee of $500 for each committee meeting of the board attended, each of which is payable in common shares of OfficeMax.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     COMMON SHARES. Except as set forth below, we know of no single person or group that is the beneficial owner of more than 5% of our common shares.

                                                                 NUMBER OF
                     NAME AND ADDRESS                          COMMON SHARES       PERCENT
                    OF BENEFICIAL OWNER                      BENEFICIALLY OWNED    OF CLASS
                    -------------------                      ------------------    --------
Orient Star Holdings LLC...................................      9,400,000(1)        8.3%
  1000 Louisiana Street
  Suite 565
  Houston, TX 77002
Mellon Financial Corporation...............................      6,482,004(2)        5.8%
  c/o Mellon Financial Corporation
  One Mellon Center
  Pittsburgh, PA 15258

     --------------------

     (1) Based on information obtained from a Schedule 13G filed on January 18, 2000, by the following: Carlos Slim Helu, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, Maria Soumaya Slim Domit, Vanessa Paola Slim Domit, Johanna Monique Slim Domit, Inmobiliaria Carso, S.A. de C.V., a Mexican corporation, and Orient Star Holdings LLC, a Delaware limited liability company.

     (2) Based on information obtained from a Schedule 13G filed on January 27, 2000, by Mellon Financial Corporation, Boston Group Holdings, Inc., and The Boston Company, Inc.

     SERIES A VOTING PREFERENCE SHARES. On April 28, 2000, in a private placement, the Company issued 3,076,923 Series A Voting Preference Shares to Gateway Companies, Inc.

                                                                 NUMBER OF
                     NAME AND ADDRESS                         SERIES A SHARES      PERCENT
                    OF BENEFICIAL OWNER                      BENEFICIALLY OWNED    OF CLASS
                    -------------------                      ------------------    --------
Gateway Companies, Inc.....................................      3,076,923           100%
  4545 Towne Centre Court
  San Diego, CA 92121

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as to each director, each executive officer named in the Summary Compensation Table and the directors and executive officers as a group, information regarding the amount and nature of common shares beneficially owned (unless otherwise indicated) at May 15, 2000.

                                                      NUMBER OF
                                                    COMMON SHARES    ACQUIRABLE
                                                    BENEFICIALLY     WITHIN 60     PERCENT OF SHARES
                       NAME                         OWNED (1)(2)      DAYS (3)        OUTSTANDING
                       ----                         -------------    ----------    -----------------
Michael Feuer.....................................    2,436,977      1,682,916            3.6%
Carl D. Glickman..................................       65,547             --              *
Sydell L. Miller..................................       38,954             --              *
James F. McCann...................................       33,404             --              *
Burnett W. Donoho.................................       20,568             --              *
Raymond L. Bank...................................       20,515             --              *
Ivan J. Winfield..................................       10,523             --              *
Jeffrey L. Rutherford.............................       29,264         90,625              *
Edward L. Cornell.................................       58,988        254,630              *
Harold L. Mulet...................................       22,713             --              *
Robert S. Islinger................................        2,195             --              *
All executive officers and directors as a group
  (14 persons)....................................    2,752,076      2,060,671            4.3%

---------------

 * Less than 1%.

(1) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Certain of our executive officers disclaim beneficial ownership of some of the shares included in the table as follows:

        - Mr. Feuer -- 3,225 shares owned by a trust for the benefit of Mr. Feuer's son and 3,000 shares owned by a trust for the benefit of Mr. Feuer's daughter, as to each of which trust Mr. Feuer's wife is the trustee, and 1,500 shares owned directly by his wife.

(2) For executive officers, includes interests in our 401(k) Plan with respect to which participants have voting power but no investment rights: Mr. Feuer
    - 1,053 shares; Mr. Cornell - 642 shares; Mr. Islinger - 46 shares; and all current executive officers as a group - 2,834 shares.

(3) Reflects the number of shares that could be purchased by exercise of options available at May 15, 2000, or within 60 days thereafter under our Equity-Based Award Plan.

                             EXECUTIVE COMPENSATION

     The following Compensation Committee Report and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate the report or the performance graph by reference therein.

COMPENSATION COMMITTEE REPORT

     Our compensation program is administered by the Compensation Committee of our board of directors, which has responsibility for reviewing all aspects of compensation paid by us to our executive officers. The Compensation Committee is composed of the three directors listed at the end of this report.

     The Compensation Committee's primary objective with respect to executive compensation is to work with our senior management to establish programs which attract and retain key managers and align their compensation with our overall business strategies, values and performance. To this end, the Compensation Committee has adopted an executive compensation philosophy which includes the following considerations:

        - A program that differentiates compensation based on corporate and individual performance;

        - An emphasis on equity incentives as a significant component of total compensation in order to align the interest of our executives closely with the long-term interests of shareholders;

        - An emphasis on total compensation versus cash salary compensation, under which base salaries are generally set at competitive levels, but which motivates and rewards our executives with total compensation (including year-end bonuses) at or above competitive levels if Company and individual performance reach predetermined objectives;

        - Recognition that, as an executive's level of responsibility increases, a greater portion of his or her total compensation opportunity should be based on equity and other performance incentives; and

        - An appropriate mix of short-term and long-term compensation which facilitates retention of talented executives and encourages share ownership and capital accumulation.

     The primary components of our executive compensation program are: (i) base salaries, (ii) annual bonuses, and (iii) long-term equity incentive opportunities. Each component of compensation is discussed below.

     Base Salaries. Base salaries for our executives are subject to annual review and adjustment on the basis of individual and Company performance, level of responsibility, and competitive, inflationary, and internal equity considerations. The Compensation Committee generally attempts to set base salaries of executive officers at a level which is generally at the "market" rate, as determined from information gathered by us from independent compensation consulting firms and published surveys. With respect to the $950,000 base salary established for Mr. Feuer in May 1997, the compensation committee took into account the factors described above for other executive officers, as well as Mr. Feuer's expanded responsibilities associated with our rapid growth and our reaching or exceeding each of our financial strategies and objectives for fiscal 1997. In lieu of a salary increase in each of fiscal 1998 and 1999, Mr. Feuer chose to receive stock options. This arrangement serves to continue to align Mr. Feuer's interest with the long-term interests of our shareholders. In addition, Mr. Feuer has not received a salary increase for fiscal 2000.

     Annual Bonuses. Under our Annual Incentive Bonus Plan, our executives are eligible to receive annual cash bonus awards to focus attention on and provide a reward for achieving key individual and Company goals. Target incentive bonus amounts for executives are established at the beginning of each year, either as a dollar amount or a percentage of the executive's salary, depending upon each executive's level of responsibility and function.

     Performance objectives were established for OfficeMax at the beginning of the fiscal year and are designed to provide competitive bonuses on a "pay-for-performance" basis. In addition, individual performance objectives were established for each executive, which included both specific performance goals and other more qualitative and developmental criteria. The actual amount of bonus payable is generally expressed as a percentage of the executive's base salary and varies depending on the extent to which the Company and individual performance goals have been achieved. Following the completion of each fiscal year, bonuses for executives are paid based on two parameters: first, we must reach our minimum established earnings before interest and taxes (EBIT) target, and second, the executive must reach his or her personal performance objectives.

     In fiscal 1999, the Company exceeded the minimum EBIT bonus target (threshold level) but did not reach one of the higher bonus targets. Accordingly, bonuses were awarded to officers and other management level associates for fiscal 1999 at the lowest end of the range of percentages of base salary based on the individual's title or position and the performance level on his or her personal performance objectives. These percentages were significantly lower than the ones used to calculate bonus awards for fiscal 1998. The Company did not reach a higher EBIT target bonus level primarily as a result of the investments the Company has made to launch the many key initiatives undertaken during the year designed to increase profitability and ensure long-term growth while recognizing that these initiatives would, in the short-term, cause a reduction in earnings. These programs include the MaxProcess initiative and the industry exclusive broad-based agreement that was entered into with Gateway Companies, Inc. The MaxProcess initiative includes investments that impacted earnings by altering purchasing protocols and sacrificing short-term vendor funding, modifying the Company's distribution methods and enhancing store processes and procedures. The strategic alliance with Gateway Companies, Inc. will allow the Company to remove its unprofitable computer departments and is expected to eliminate the losses associated with this business segment by next year.

     New for fiscal 2000 is the adoption of a Balanced Performance Measurement initiative (also known as a "balanced scorecard") which more fully aligns the objectives of the Company and management with those of our shareholders. This "scorecard" provides a tool to track management performance and ties rewards to results. Balanced Performance Measurement is designed to promote team-based management to ensure a strong focus on strategic initiatives. The "balanced" approach blends customer satisfaction, financial, operational and employee satisfaction goals. Key metrics that will be used include: return on invested capital (ROIC); earnings before interest, taxes, depreciation, amortization and rent (EBITDAR); adjusted gross margin per square foot; market share gains; inventory turns, and customer and associate satisfaction indexes.

     Prior to the beginning of each fiscal year, all executives are required to designate at least 20%, and may elect to designate up to 100%, of their annual bonus to purchase restricted shares in accordance with our Management Share Purchase Plan (the "Management Share Purchase Plan").

     Long-Term Equity Incentives. We endeavor to foster an ownership culture that encourages superior performance by our executive officers and have adopted the Equity-Based Award Plan to provide for common share ownership at all levels. Pursuant to the Equity-Based Award Plan, the types of awards that can be made range from ordinary stock options to grants of restricted stock and stock appreciation rights.

     We intend to make annual grants of equity awards to our management personnel, including our executive officers. This annual grant program is designed to provide Company managers, over a number of years, with multiple stock options and related equity incentives. Each stock option will be granted with an exercise price equal to the fair market value of the common shares at the time of grant. Individual option grants are determined by the Compensation Committee based on a manager's current performance, potential for future responsibility, and salary multiples designed to increase the portion of the total compensation opportunity represented by equity incentives as a manager's level of responsibility increases. The Compensation Committee intends to place substantial emphasis on equity awards as a percentage of total compensation, consistent with its philosophy that equity awards more closely align the interests of our managers with the long-term interests of shareholders.

     An annual grant of stock options to senior management personnel, including executive officers, was approved by the Compensation Committee on August 31, 1999. These options vest 50% on the second anniversary of the date of grant and an additional 25% on each of the third and fourth anniversaries of the date of grant. In granting Mr. Feuer options in fiscal 1999, the Compensation Committee considered the fact that Mr. Feuer chose to receive stock options in lieu of a salary increase.

     Under the Management Share Purchase Plan, our executives and other key associates of OfficeMax designated by the Compensation Committee are required to designate in advance a minimum of 20%, and may designate up to 100%, of their annual bonuses for the purchase of restricted shares at a 20% discount from fair market value on the date of purchase. Shares purchased under the Management Share Purchase Plan are generally subject to forfeiture for three years from the date of purchase. For fiscal 1999, Mr. Feuer and the other officers of OfficeMax designated approximately $400,000 of the approximately $1.7 million total bonus compensation payable to such executives for the purchase of restricted shares.

     Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and the four other most highly compensated executive officers as of the end of the fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Compensation Committee currently intends to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements.

     Our board and the Compensation Committee reserve the authority to award nondeductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) will, in fact, satisfy such requirements.

     Conclusion. In conclusion, our executive compensation program is designed to provide a significant link between total compensation and our performance and long-term share price appreciation consistent with the compensation philosophies set forth above.

                                               Members of the Compensation
                                               Committee

                                               Carl D. Glickman (Chairman)
                                               Raymond L. Bank
                                               Sydell L. Miller

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee is or has been an officer or employee of OfficeMax.

SUMMARY COMPENSATION

     The following table reflects the cash and non-cash compensation for services in all capacities to OfficeMax by those persons who were, as of January 22, 2000, the chief executive officer and the four other most highly compensated executive officers of OfficeMax.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                            ANNUAL COMPENSATION                COMPENSATION
                                      -------------------------------             AWARDS
                                                               OTHER     ------------------------    PAYOUTS      ALL
                                                              ANNUAL     RESTRICTED    SECURITIES    -------     OTHER
                                                              COMPEN-      STOCK       UNDERLYING     LTIP      COMPEN-
        NAME AND           FISCAL      SALARY      BONUS      SATION       AWARDS       OPTIONS      PAYOUTS    SATION
   PRINCIPAL POSITION      YEAR(1)      ($)         ($)         ($)        ($)(2)         (#)          ($)      ($)(3)
   ------------------      -------    --------    --------    -------    ----------    ----------    -------    -------
Michael Feuer               1999      $950,000    $475,000      --        $(4,530)      400,000        --       $ 1,965
Chairman and                1998      $950,000    $712,500      --        $73,101       700,000        --       $ 5,000
Chief Executive Officer     1997      $851,923    $712,000                     --       300,000        --       $ 4,750
Jeffrey L. Rutherford       1999      $306,154    $ 78,542      --        $(4,034)      175,000        --       $23,602
Senior Executive Vice       1998      $253,462    $126,880      --        $41,143       275,000        --            --
President                   1997      $158,173    $ 80,150      --             --        75,000        --            --
Chief Financial Officer
Edward L. Cornell           1999      $300,445          --      --        $  (855)       75,000        --       $ 1,600
Executive Vice President    1998      $274,785    $134,493      --        $11,222       125,000        --       $ 2,128
Non-Retail Stores and       1997      $259,998    $ 87,450      --             --        50,000        --       $ 2,256
International Development
Robert S. Islinger (4)      1999      $275,000    $ 57,475      --             --       150,000        --            --
Senior Vice President       1998      $ 31,731          --      --             --            --        --            --
Marketing and Advertising   1997            --          --      --             --            --        --            --
Harold L. Mulet (5)         1999      $249,039    $ 79,476      --             --       200,000        --            --
Executive Vice President    1998            --          --      --             --            --        --            --
Retail Sales and Store      1997            --          --      --             --            --        --            --
Productivity

---------------

(1) Includes compensation earned, awarded or paid for the fiscal years ended January 22, 2000 (fiscal 1999), January 23, 1999 (fiscal 1998) and January 24, 1998 (fiscal 1997), respectively.

(2) Amounts shown reflect the difference between the closing market price for the common shares on the date of purchase and the purchase price paid by each of the named executive officers for the purchase of restricted shares under our Management Share Purchase Plan. Amounts for fiscal 1999 were negative. The aggregate restricted share holdings and values (net of consideration paid) at January 22, 2000 for the named executive officers are as follows: (i) Mr. Feuer - 44,323 shares, $(184,856); (ii) Mr. Rutherford - 21,674 shares, $(63,473); (iii) Mr. Cornell - 5,201 shares, $(15,499); (iv)
    Mr. Islinger - no shares, $(0); and (v) Mr. Mulet - no shares, $(0). With respect to the restricted shares so purchased, if employment is terminated by the executive (other than as a result of death, disability or retirement after age 65) or if employment is terminated by OfficeMax for "cause" before the third anniversary of the purchase date, the executive will receive unrestricted shares having a value equal to the lesser of the current fair market value for the common shares or the price paid initially for such restricted shares. If the executive's employment is terminated by OfficeMax without cause before the third anniversary of the purchase date, the executive will receive unrestricted shares having a value equal to (i) the then current fair market value of a percentage of the restricted shares (based on the number of months of employment completed during the restricted period), plus (ii) as to the balance of the restricted shares the lesser in value of the restricted shares at their current fair market value or the price paid initially for such restricted shares. Dividends, if any, will be paid on restricted shares at the same rate as common shares.

(3) We provide the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules. The amounts shown in this column for fiscal 1999 include the following: (a) matching contributions by OfficeMax under our 401(k) Savings Plan and our Executive Savings Deferral Plan for Messrs. Feuer and Cornell, all of which are invested in common shares of OfficeMax (Messrs. Rutherford, Islinger and Mulet did not participate in the plans); and (b) forgiveness of a portion of the principal and accrued interest on a collateralized loan provided to Mr. Rutherford.

(4) Mr. Islinger joined OfficeMax in December 1998.

(5) Mr. Mulet joined OfficeMax in May 1999.

NEW EXECUTIVE OFFICERS

     GARY PETERSON joined the Company in March 2000 as President and Chief Operating Officer and received an option to purchase 500,000 shares at an exercise price of $6.25 per share, one-fourth of which will become exercisable in March of each of 2002, 2003, 2004 and 2005. Mr. Peterson's cash compensation for fiscal 2000 consists of an annual base salary of $600,000, plus a bonus payable under the terms of the Company's Annual Incentive Bonus Plan.

     GENE O'DONNELL joined the Company in October 1999 as Executive Vice President, Merchandising and Marketing and received an option to purchase 100,000 shares at an exercise price of $5.50 per share, one-half of which become exercisable in October 2001, with an additional one-fourth becoming exercisable in October of each of 2002 and 2003. Mr. O'Donnell's cash compensation for fiscal 1999 consisted of an annual base salary of $375,000, plus a bonus payable under the terms of the Company's Annual Incentive Bonus Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                            ---------------------------------------------------
                                          PERCENT OF                              POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF    TOTAL OPTIONS                               ASSUMED ANNUAL RATES OF
                            SECURITIES    GRANTED TO                              STOCK PRICE APPRECIATION FOR
                            UNDERLYING     EMPLOYEES     EXERCISE                        OPTION TERM (1)
                             OPTIONS       IN FISCAL       PRICE     EXPIRATION   -----------------------------
           NAME             GRANTED(#)     YEAR (2)      ($/SHARE)      DATE          5%($)          10%($)
           ----             ----------   -------------   ---------   ----------   -------------   -------------
Michael Feuer.............   400,000(3)      10.4%       $ 7.5625     8/31/09      $1,902,406      $4,821,071
Jeffrey L. Rutherford.....   175,000(3)       4.6%       $ 7.5625     8/31/09      $  832,303      $2,109,219
Edward L. Cornell.........    75,000(3)       2.0%       $ 7.5625     8/31/09      $  356,701      $  903,951
Robert S. Islinger........    75,000(4)       3.9%       $ 8.6875      3/3/09      $  409,764      $1,038,423
                              75,000(3)                  $ 7.5625     8/31/09      $  356,701      $  903,951
Harold L. Mulet...........   100,000(3)       5.2%       $10.1875     5/10/09      $  640,686      $1,623,625
                             100,000(3)                  $ 7.5625     8/31/09      $  475,602      $1,205,268

---------------

(1) The dollar amounts under these columns are the result of the calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of our stock price.

(2) Based on approximately 3.85 million options granted to all employees during the fiscal year ended January 22, 2000.

(3) These options vest 50% on the second anniversary of the date of grant plus an additional 25% on each of the third and fourth anniversaries of the date of grant. The options are transferable to members of the executive's family, to a trust or trusts for the benefit of members of the executive's family or to a partnership or partnerships of members of the executive's family.

(4) These options vest 25% per year beginning on March 3, 2001.

                 AGGREGATED OPTION EXERCISES DURING FISCAL 1999
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                          VALUE OF
                                                                   NUMBER OF             UNEXERCISED
                                                                  UNEXERCISED           IN-THE-MONEY
                                                                  OPTIONS AT             OPTIONS AT
                                       SHARES                  JANUARY 22, 2000      JANUARY 22, 2000(1)
                                      ACQUIRED                -------------------    -------------------
                                         ON        VALUE         EXERCISABLE/           EXERCISABLE/
                NAME                  EXERCISE    REALIZED       UNEXERCISABLE          UNEXERCISABLE
                ----                  --------    --------    -------------------    -------------------
Michael Feuer.......................    --          --        1,482,916/1,400,000        $      0/$0
Jeffrey L. Rutherford...............    --          --             50,000/475,000        $      0/$0
Edward L. Cornell...................    --          --            225,463/357,167        $313,460/$0
Robert S. Islinger..................    --          --                  0/150,000        $      0/$0
Harold L. Mulet.....................    --          --                  0/200,000        $      0/$0

---------------

(1) The value of unexercised in-the-money options is based on the difference between the fair market value of the our common shares on January 22, 2000 ($6.625), and the option exercise price.

EMPLOYMENT AGREEMENT WITH MICHAEL FEUER

     OfficeMax and Mr. Feuer executed an Amended and Restated Employment Agreement on January 3, 2000 (the "Employment Agreement"). There was no change to the length of the Employment Agreement or Mr. Feuer's base salary (which has not been increased since 1997). The Employment Agreement provides for the employment of Mr. Feuer on a rolling five-year "evergreen" basis. Mr. Feuer's current salary is $950,000 per year and is subject to increase at the discretion of the Compensation Committee.

     If Mr. Feuer's employment is terminated for any reason (other than for "cause" or death), Mr. Feuer is entitled to payment of his base salary and bonus amounts equal to the highest bonus compensation paid or payable to him in respect of the three fiscal years immediately preceding the fiscal year during which such termination occurred, plus continuation of all other rights and benefits for the remainder of the term. The Employment Agreement also provides for the payment of a "gross-up" payment with respect to excise taxes on the foregoing payments. "Cause" is defined as fraud, commission of a felony or act that results in material injury to the business reputation of OfficeMax, willful and repeated failure to perform duties under the Employment Agreement, or material breach of the agreement.

     In the event of a material change in Mr. Feuer's position, duties or reporting relationship or a "change in control" of OfficeMax, Mr. Feuer is entitled to terminate the agreement and to treat the termination as a termination by OfficeMax without cause. "Change in control," as defined in the Employment Agreement, may occur when any person or group of commonly controlled persons controls 30% or more of OfficeMax or any transaction results in a change in ownership of 30% or more of the outstanding common shares or a sale or disposition of all, or substantially all, of our assets.

     The Employment Agreement also contains provisions prohibiting Mr. Feuer from competing with OfficeMax, soliciting or hiring our officers or disclosing confidential information of OfficeMax during the term of the agreement, including any periods during which he is not providing services but is receiving salary and bonus payments under the agreement.

SEVERANCE AGREEMENTS WITH OTHER KEY EXECUTIVES

     To ensure continuity and the continued dedication of key executives during any period of uncertainty caused by the possible threat of a takeover, we have entered into severance agreements with certain key executives, including each of the executive officers named in the Summary Compensation Table (other than Mr. Feuer). In the event there is a Change in Control (as that term is defined in the agreements) of OfficeMax and the employment of the executive terminates under certain conditions described in the agreements at any time during the 24 months following the Change in Control, the executive will continue to receive the executive's monthly base pay for an agreed upon amount of time. Each agreement also contains a covenant by the executive not to compete with OfficeMax for 12 months following termination of employment. If an executive violates the covenant not to compete, the executive is no longer entitled to receive the monthly severance payments described below.

     For Messrs. Rutherford and Mulet, the severance agreements provide that upon termination of employment by OfficeMax (other than for Cause or Disability (as such terms are defined in the agreements)) or by the executives for Good Reason (as defined in the agreements), they will continue to receive their monthly base salary as of such date for (i) 24 months if such termination occurs within 24 months following a Change in Control or (ii) 12 months if such termination does not occur within 24 months of a Change in Control.

     For Messrs. Cornell and Islinger, the severance agreements provide that upon termination of employment by OfficeMax (other than for Cause or Disability) or by the executives for Good Reason within 24 months following a Change in Control, they will continue to receive their monthly base salary as of such date for 12 months.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In fiscal 1999, we provided two collateralized loans to Harold Mulet, Executive Vice President, Retail Sales and Store Productivity: (i) a $90,000 loan to facilitate Mr. Mulet's relocation to Cleveland; and (ii) a $100,000 loan in connection with his acquisition of 19,000 common shares of OfficeMax. Interest is charged on the loans at the federal short-term interest rate published by the Internal Revenue Service. As of May 15, 2000, the outstanding principal amount of the loans was $60,000 and $100,000, respectively.

SHAREHOLDER PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return on our common shares with the cumulative total return of the Standard & Poor's Composite--500 Stock Index and an index based on a "line of business" peer group of companies consisting of Office Depot, Inc. and Staples, Inc. The graph assumes in each case an initial investment of $100 on January 20, 1995, with the peer group investment weighted on the basis of market capitalization at January 20, 1995.

                                                     OFFICEMAX, INC.               PEER GROUP                    S&P 500
                                                     ---------------               ----------                    -------
Jan-95                                                   100.00                      100.00                      100.00
Jan-96                                                   133.00                       99.00                      133.00
Jan-97                                                   108.00                      117.00                      168.00
Jan-98                                                   127.00                      131.00                      214.00
Jan-99                                                    95.00                      273.00                      278.00
Jan-00                                                    59.00                      210.00                      331.00

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors to file reports of beneficial ownership and changes in beneficial ownership with the SEC and the New York Stock Exchange. We believe that during fiscal 1999, our executive officers and directors complied with the applicable Section 16(a) reporting requirements. This conclusion is based solely on a review of filings with the SEC and certain written representations received by us from our executive officers and directors.

                OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

     As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed proxy card returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy.

                             ADDITIONAL INFORMATION

ADVANCE NOTICE PROCEDURES AND SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Under our code of regulations, no business may be brought before an annual meeting unless it is specified in the notice of the meeting (which includes shareholder proposals that we may be required to include in our proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) or is otherwise brought before the meeting by or at the direction of the board of directors or by a shareholder entitled to vote who has delivered notice to us (containing certain information specified in our code of regulations) not less than 60 or more than 90 days prior to the anniversary date of the preceding year's annual meeting. These requirements are separate from and in addition to the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement.

     Shareholder proposals must be received at our headquarters, 3605 Warrensville Center Road, Shaker Heights, Ohio 44122, Attention: Senior Vice President, General Counsel and Secretary, on or before January 26, 2001 in order to be included in the proxy materials relating to the 2001 Annual Meeting of Shareholders. In addition, if we are not provided with written notice of a shareholder proposal on or before April 11, 2001, proxies solicited by the board of directors for the 2001 Annual Meeting of Shareholders may confer discretionary authority to vote on the shareholder proposal if presented at that annual meeting. In order to prevent any question as to the date on which a proposal was received by us, it is suggested that proposals be submitted by certified mail, return receipt requested.

INDEPENDENT ACCOUNTANTS

     Representatives of PricewaterhouseCoopers LLP, our current independent accountants, are expected to be present at the meeting with the opportunity to make a statement about our financial condition, if they desire to do so, and to respond to appropriate questions from shareholders.

EXPENSE AND METHOD OF PROXY SOLICITATION

     The solicitation of proxies is made by and on our behalf. We have retained Corporate Investor Communications, Inc. ("CIC") at an estimated cost of $5,500, plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals. In addition to solicitation by mail, CIC and our regular employees may solicit proxies by telephone, or by facsimile. Proxies may be solicited by directors, officers and employees of OfficeMax without additional compensation. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to the beneficial owners of shares.

ANNUAL REPORT ON FORM 10-K

     WE WILL PROVIDE TO EACH SHAREHOLDER WHO IS SOLICITED TO VOTE AT THE 2000 ANNUAL MEETING OF SHAREHOLDERS, UPON THE WRITTEN REQUEST OF SUCH PERSON AND WITHOUT CHARGE, A COPY OF OUR 1999 ANNUAL REPORT ON FORM 10-K. PLEASE DIRECT REQUESTS TO US AT OFFICEMAX, INC., P.O. BOX 228070, CLEVELAND, OHIO 44122-8070,
ATTENTION: VICE PRESIDENT, INVESTOR RELATIONS & CORPORATE COMMUNICATIONS. Our 1999 Annual Report on Form 10-K is also available on the Internet at www.officemax.com or at a wide variety of other free and easily accessible Internet sites.

                                          By Order of the Board of Directors,

                                          /s/ Ross H. Pollock
                                          Ross H. Pollock
                                          Secretary

May 25, 2000

                                 OFFICEMAX, INC.
P                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R           ANNUAL MEETING OF SHAREHOLDERS - JUNE 23, 2000 - 9:00 A.M.
O          POWERMAX DISTRIBUTION FACILITY, HUMBOLDT INDUSTRIAL PARKWAY
X                             69 GREEN MOUNTAIN ROAD
Y                             HAZLETON, PENNSYLVANIA


          Your shares will be voted as recommended by the Board of Directors unless you indicate otherwise in which case they will be voted as marked. The undersigned hereby appoints MICHAEL FEUER, ROSS POLLOCK AND MICHAEL WEISBARTH as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the Common Shares of OfficeMax, Inc. held by the undersigned on May 23, 2000, at the Annual Meeting of Shareholders to be held on June 23, 2000, or any adjournment or postponement.

                   CHANGE OF ADDRESS:

                   -----------------------------------------------------------

                   -----------------------------------------------------------

                   -----------------------------------------------------------

                   -----------------------------------------------------------


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                 OFFICEMAX, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

                           June 23, 2000 at 9:00 a.m.

                         POWERMAX DISTRIBUTION FACILITY
                           HUMBOLDT INDUSTRIAL PARKWAY
                             69 GREEN MOUNTAIN ROAD
                             HAZLETON, PENNSYLVANIA



                                     [MAP]

Take Interstate 81 to Exit 40, Route 924 South. Go 3.5 miles to Oakridge Road and turn left; turn at first right, Green Mountain Road. POWERMAX is on the right at 69 GREEN MOUNTAIN ROAD.

[X] Please mark your
    votes as in this
    example.

--------------------------------------------------------------------------------
             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.
--------------------------------------------------------------------------------


                      FOR   WITHHELD
1.Election of         [ ]     [ ]     Nominees: 01 B.W. Donoho, 02 J.F. McCann,
  Directors                           03 S.L. Miller, 04 I.J. Winfield

For, except vote withheld from the following nominee(s):
                                                         ----------------------
                                     Check box for change of address       [ ]

                           PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                           ---------------------------------------------

                           ---------------------------------------------
                           SIGNATURE(S)                            DATE


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

OfficeMax encourages you to take advantage of two new cost-effective and convenient ways to vote your shares.

You may now vote your proxy 24 hours a day, 7 days a week, either over the Internet or using a touch-tone telephone. Your Internet or telephone vote must be received by 12:00 midnight New York time on June 22, 2000. Your Internet or telephone vote authorizes the Proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET:     POINT YOUR BROWSER TO THE WEB ADDRESS:
                      http://www.eproxyvote.com/omx
                      Click on the "PROXY VOTING" icon. You will be asked to enter the Voter Control Number located in the box just below the perforation on the proxy card. Then follow the instructions.

                                       OR

VOTE BY PHONE:        ON A TOUCH-TONE TELEPHONE, DIAL 1-877-779-8683 FROM
                      THE U.S. AND CANADA OR DIAL 001-1-201-536-8073 FROM OTHER
                      COUNTRIES.  You will be asked to enter the  Voter  Control
                      Number located in the box just below the perforation on the proxy card. Then follow the instructions.

                                       OR

VOTE BY MAIL:         Mark,  sign and date your  proxy card and return it in the envelop provided. If you are voting by the Internet or telephone, please do not mail your proxy card.